                                  SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

              SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)


  [X]    FILED BY THE REGISTRANT

  [_]    Filed by a Party other than the Registrant

Check the appropriate box:

  [_]    Preliminary Proxy Statement           [_] Confidential, for Use of the
                                                   Commission Only (as permitted
  |X|    DEFINITIVE PROXY STATEMENT                by Rule 14a-6(e)(2))

  [_]    Definitive Additional Materials

  [_]    Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                          INTERLOTT TECHNOLOGIES, INC.
                  (Name of Registrant as Specified in Charter)

      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

  [X] NO FEE REQUIRED.

  [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(1):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

(1)Set forth the amount on which the filing fee is calculated and state how it was determined.

  [_] Fee paid previously with preliminary materials.

  [_] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                          INTERLOTT TECHNOLOGIES, INC.





                                    NOTICE OF
                               1998 ANNUAL MEETING
                                       AND
                                 PROXY STATEMENT

                             [Interlott Letterhead]



                                  April 9, 1998



Dear Stockholder:

         You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Interlott Technologies, Inc. to be held at the Holiday Inn Cincinnati North located at Interstate 275 at Route 42 (Exit 46), Cincinnati, Ohio, on Thursday, May 7, 1998, at 10:00 a.m., local time.

         The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the meeting, we also will report on the operations of the Company during the past year, and the directors and officers of the Company will be present to respond to appropriate questions from stockholders.

         I hope that you will be able to attend the Annual Meeting. If you plan to attend, please mark the appropriate box at the bottom of your proxy card so that we can make appropriate arrangements for the anticipated number of guests. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy card in the enclosed envelope at your earliest convenience. This will assure that your shares will be represented and voted at the Annual Meeting even if you are unable to attend.

                                   Sincerely,




                                   L. Rogers Wells, Jr.
                                   Chairman of the Board and
                                   Chief Executive Officer

                          INTERLOTT TECHNOLOGIES, INC.

                             10830 MILLINGTON COURT
                             CINCINNATI, OHIO 45242

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 7, 1998

         NOTICE HEREBY IS GIVEN that the 1998 Annual Meeting of Stockholders of Interlott Technologies, Inc. ("the Company") will be held at the Holiday Inn Cincinnati North located at Interstate 275 at Route 42 (Exit 46),
Cincinnati, Ohio, on Thursday, May 7, 1998 at 10:00 a.m., local time, for the purpose of:

         1. Electing two directors to serve until the 2001 Annual Meeting of Stockholders;

         2. Ratifying the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1998; and

         3. Transacting such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Information relating to matters 1 and 2 is set forth in the attached Proxy Statement. Stockholders of record at the close of business on April 2, 1998 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof. A list of stockholders of the Company as of the close of business on April 2, 1998 will be available for inspection during normal business hours from April 27, 1998 through May 7, 1998 at the headquarters of the Company, 10830 Millington Court, Cincinnati, Ohio.

                                          By Order of the Board of Directors.



                                          Gary S. Bell
                                          Secretary

Cincinnati, Ohio
April 9, 1998

PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. YOU CAN SPARE YOUR COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION BY RETURNING YOUR PROXY CARD PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE THE PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

                          INTERLOTT TECHNOLOGIES, INC.

                                  ------------

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 7, 1998

                                  -------------

       This Proxy Statement is furnished to the stockholders of Interlott Technologies, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1998 Annual Meeting of Stockholders of the Company and at any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held on Thursday, May 7, 1998 at 10:00 a.m. local time at the Holiday Inn Cincinnati North located at Interstate 275 at Route 42 (Exit 46), Cincinnati, Ohio.

       The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent or given to stockholders is April 9, 1998.

                                     VOTING

GENERAL

       The securities that can be voted at the Annual Meeting consist of Common Stock of the Company, $.01 par value per share, with each share entitling its owner to one vote on each matter submitted to the stockholders. The record date for determining the holders of Common Stock who are entitled to receive notice of and to vote at the Annual Meeting is April 2, 1998. On the record date, 3,210,000 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

QUORUM AND VOTE REQUIRED

       The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, the proposal receiving the greatest number of all votes cast "for" or "against" as well as any abstentions (including instructions to withhold authority to vote) will be used.

     In accordance with Delaware law (under which the Company is organized) and the Company's Bylaws, the affirmative vote of the holders of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to elect directors (Proposal 1), provided a quorum is present. As a result, shares that are withheld from voting on the proposal will have no effect. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve the proposal to ratify the Board of Directors' appointment of independent auditors for the Company (Proposal 2), provided a quorum is present. As a result, shares that are abstained from voting on these proposals will have the same effect as a vote against the proposal.

      The Company has been advised by Mr. L. Rogers Wells, Jr., who owns a majority of the outstanding Common Stock of the Company, that he intends to vote all of his shares of Common Stock in favor of each of the two proposals. Accordingly, adoption of the two proposals is assured.

PROXIES

      The accompanying proxy card is for use at the Annual Meeting if a stockholder is unable to attend in person or is able to attend but does not wish to vote in person. Stockholders should specify their choices with regard to the two proposals on the enclosed proxy card. All properly executed and dated proxy cards delivered by stockholders to the Company in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions given. If no specific instructions are given, the shares represented by a signed and dated proxy card will be voted "FOR" the election of the two director nominees named in Proposal 1 and "FOR" the ratification of the directors' selection of independent auditors described in Proposal 2. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

      The giving of a proxy does not affect the right to vote in person should the stockholder attend the Annual Meeting. Any stockholder who has given a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to Gary S. Bell, the Secretary of the Company, at 10830 Millington Court, Cincinnati, Ohio 45242; by executing and delivering to Mr. Bell a proxy card bearing a later date; or by voting in person at the Annual Meeting.

      In addition to soliciting proxies directly, the Company has requested brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by them. The Company also may solicit proxies through its directors, officers and employees in person and by telephone and facsimile, without payment of additional compensation to such persons. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

PRINCIPAL STOCKHOLDERS

      As of December 31, 1997, the only persons known to the Company to be the beneficial owners of more than five percent of the Company's Common Stock were Mr. L. Rogers Wells, Jr., who is the Chairman of the Board and Chief Executive Officer of the Company, and Mr. Edmund F. Turek, who is the Vice Chairman of the Company. For information regarding the beneficial ownership of the Company's Common Stock as of December 31, 1997 by Messrs. Wells and Turek and by each of the other directors of the Company, see "Proposal 1 - Election of Directors -- Information Regarding Nominees and Continuing Directors." As of December 31, 1997, the nine directors and executive officers of the Company as a group beneficially owned 1,899,175 shares, equal to 57.5% of the Common Stock of the Company (including 91,375 shares which may be acquired upon the exercise of outstanding stock options within 60 days after December 31, 1997).

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

NOMINEES

       Pursuant to the Company's Certificate of Incorporation and Bylaws, the Board of Directors of the Company consists of seven members who are divided into three classes as nearly equal in number as possible. The directors in each class are elected by the stockholders for a term of three years and until their successors are elected and qualified. The term of office of one of the classes of directors expires each year at the Annual Meeting of Stockholders, and a new class of either two or three directors is elected by the stockholders each year at that time.

       On August 22, 1997, W. Whitlow Wyatt submitted his resignation from the Board of Directors citing the demands of his own business as precluding him from having sufficient time available to perform his duties as a member of the Board. On August 26, 1997, the Board regretfully accepted Mr. Wyatt's resignation and expressed its gratitude for the services provided by Mr. Wyatt during his tenure. On December 15, 1997, the Board of Directors unanimously elected David
F. Nichols, President of the Company, to serve as a member of the Board for the remainder of Mr. Wyatt's term.

       At the Annual Meeting, the terms of Kazmier J. Kasper and H. Jean Marshall will expire, and the Board of Directors has nominated each of these individuals to stand for re-election as directors at the Annual Meeting. If elected by the stockholders, each of the nominees will serve a three-year term which will expire at the 2001 Annual Meeting of Stockholders. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which case the persons named as proxies on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO RE-ELECT KAZMIER J. KASPER AND H. JEAN MARSHALL AS DIRECTORS OF THE COMPANY FOR A THREE-YEAR TERM EXPIRING AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED.

INFORMATION REGARDING NOMINEES AND CONTINUING DIRECTORS

       The following table sets forth certain information regarding the two nominees for director as well as the five incumbent directors whose terms as directors will continue following the Annual Meeting. Except as otherwise indicated, each of the named persons has been engaged in his or her present principal occupation for more than five years. Stock ownership information is as of December 31, 1997.

                                                                                                      SHARES OF
                                                                                                    COMMON STOCK
                                                                                                 BENEFICIALLY OWNED
NAME                                             BUSINESS INFORMATION                          (PERCENT OF CLASS)(1)
----                                             --------------------                          ---------------------
                               PERSONS NOMINATED FOR ELECTION TO SERVE AS DIRECTORS
                                   UNTIL THE 2001 ANNUAL MEETING OF STOCKHOLDERS

Kazmier J. Kasper         Mr. Kasper, age 51, has been President and owner of                           6,625(2)
                          Algonquin Industries, Inc. and HiTech Metals, Inc. in                              (*)
                          Bellingham, Massachusetts since 1974. These two
                          companies manufacture machine parts for the computer,
                          optic, robotic, gaming, environmental, biomedical and
                          electromechanical industries. Prior to the founding of
                          these two companies, Mr. Kasper had served in various
                          positions in the manufacturing industry since 1969.
                          Mr. Kasper has been a director of the Company since
                          1993.

H. Jean Marshall          Ms. Marshall, age 52, has been a director of the                              2,750(2)
                          Company since 1993 and since May 1997 has been a                                   (*)
                          consultant to the Company for special projects related
                          to marketing. Ms. Marshall was the Company's Vice
                          President - Marketing from 1993 to May 1997 and the
                          Company's Director of Retailer Relations from 1992
                          until 1993. In these capacities, she was primarily
                          responsible for marketing to the lotteries and vendor
                          support services for the Company. Ms. Marshall served
                          from 1983 to 1987 as Regional Manager and then as
                          Regional Coordinator of the Ohio Lottery Commission.
                          From 1987 to 1989 she was an Account Manager for
                          British American Bank Note Company, a Canadian
                          manufacturer of instant lottery tickets, and in this
                          position had substantial involvement with the
                          Pennsylvania and New Jersey Lotteries. In 1989, Ms.
                          Marshall served as a consultant for the Ohio
                          Department of Rehabilitation and Corrections, Bureau
                          of Community Services. Ms. Marshall returned to the
                          Ohio Lottery in 1990 as Deputy Director of Sales,
                          where she was responsible for the development of
                          retailer policies and procedures and coordinating,
                          directing and managing the sales division. Ms.
                          Marshall currently serves as Vice President of the
                          Board of Trustees of the Cincinnati Arts Consortium.

        DIRECTORS TO SERVE UNTIL THE 2000 ANNUAL MEETING OF STOCKHOLDERS

Gary S. Bell              Mr. Bell, age 47, has been Secretary and Treasurer of the                   4,625(2)
                          Company since 1993. Mr. Bell has been a commercial loan                          (*)
                          officer for Peoples Bank & Trust Company, Greensburg,
                          Kentucky, since February 1997. He served as Chief
                          Financial Officer of International Investments, Inc.
                          ("III"), an investment company owned by Mr. L. Rogers
                          Wells, Jr., from May 1995 until February 1997 and
                          previously served in this position from 1993 until
                          October 1994. He also has been an independent business
                          and financial consultant since October 1994. From 1982
                          until 1993, he served in various positions with The
                          New Farmers National Bank of Glasgow and its holding
                          company, Commonwealth Bancorp, including Executive
                          Vice President and Chief Credit Officer of The New
                          Farmers National Bank of Glasgow from 1986 until 1993.
                          Mr. Bell also served as Chief Credit Officer of
                          Bowling Green Bank & Trust Company, N.A., another
                          subsidiary of Commonwealth Bancorp, from 1991 until
                          1993. Mr. Bell has been a director of the Company
                          since 1993.

Edmund F. Turek           Mr. Turek, age 71, has served as Vice Chairman of the                   184,875 (2)
                          Board of Directors of the Company since May 1997. Mrs.                      5.7%(3)
                          Turek was President and a director of the Company from
                          1990 until May 1997 and served as Chairman of the
                          Board and Chief Executive Officer of the Company from
                          1990 to 1992. In May 1997, Mr. Turek became Vice
                          Chairman of the Company and continued as a director.
                          Mr. Turek began to develop the Company's instant
                          ticket vending machine in 1987 and has guided the
                          product through six generations to the current model.
                          Mr. Turek was Vice President of Peripheral Products in
                          the computer division of SCI Systems, Inc. from 1984
                          to 1989 where he developed business opportunities in
                          the commercial market for the design and manufacture
                          of computer products. From 1953 to 1984, Mr. Turek
                          held management, product development and operations
                          positions with various companies in the computer and
                          aerospace industries.

L. Rogers Wells, Jr.      Mr. Wells, age 60, is Chairman of the Board and Chief                    1,684,375 (2)
                          Executive Officer of the Company and has been the principal                   51.6%(3)
                          stockholder of the Company since purchasing 80% of the
                          Common Stock of the Company in 1992. Mr. Wells served
                          as a director of the Company from 1992, and as
                          Chairman of the Board and Chief Executive Officer of
                          the Company from 1993, until his resignation from
                          these positions in October 1994. He was re-elected to
                          these positions in February 1995. In addition, Mr.
                          Wells owns American Materials, Incorporated, which
                          assembles and distributes automobile and truck
                          components and serves as a regional warehousing and
                          distribution center for various businesses. Mr. Wells
                          also owns International Investments, Inc. ("III"),
                          which invests in and provides financing to various
                          businesses, including the Company. See "Certain
                          Transactions." Mr. Wells also has been active in
                          various other industries, including manufacturing,
                          mining, explosives and banking. From 1987 through
                          1991, Mr. Wells served as Secretary of Finance and
                          Administration for the Commonwealth of Kentucky and
                          from 1989 through 1991 served as Secretary to the
                          Governor's Executive Cabinet. During his tenure as
                          Secretary of Finance and Administration, Mr. Wells
                          served as Chairman of various finance and development
                          authorities, including the Kentucky Rural Economic
                          Development Authority, the Kentucky Infrastructure
                          Authority and the Kentucky Housing Corporation.


                         DIRECTORS TO SERVE UNTIL THE 1999 ANNUAL MEETING OF STOCKHOLDERS

John J. Wingfield         Mr. Wingfield, age 51, has been Vice President-Investments                  8,625(2)
                          of A.G. Edwards & Sons, Inc., a stock brokerage firm,                            (*)
                          since September 1995. In April 1997, Mr. Wingfield was
                          named Manager of A.G. Edwards & Sons, Inc.'s
                          Louisville office and its satellite office in New
                          Albany, Indiana. He was First Vice President of
                          Stifel, Nicolaus & Company Incorporated, a stock
                          brokerage firm, from 1990 until September 1995. Mr.
                          Wingfield has been a registered stock broker since
                          1973. Mr. Wingfield has been a director of the Company
                          since 1994.

David F. Nichols          Mr. Nichols, age 36, has been President of the Company                        3,300
                          since May 1997 and was named a director in December                              (*)
                          1997. Mr. Nichols served as Senior Vice President of
                          the Company from August 1994 to May 1997 and as Vice
                          President of Operations from March 1993 until August
                          1994. From December 1991 to December 1992, he was
                          Executive Director of the Board of Tax Appeals of the
                          Commonwealth of Kentucky. From March 1990 to December
                          1991, Nichols was Principal Assistant to the Secretary
                          of Finance and Administration for the Commonwealth of
                          Kentucky, and from March 1989 to March 1990, he was
                          Principal Assistant to the Kentucky Office for Social
                          Security. From June 1988 to December 1988, he was
                          Deputy Director of the Kentucky Democratic Party.

------------------

*        Denotes less than 1%.

(1) Beneficial ownership includes shares of Common Stock as to which a person possesses sole or shared voting and/or investment power and shares which may be acquired within 60 days after December 31, 1997 upon the exercise of outstanding stock options. Shares which may be acquired upon the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by a particular individual but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. To the Company's knowledge, the named persons have sole voting and investment power with regard to the shares shown as owned by them except as otherwise referenced in the footnotes below.

(2) The shares shown include, with regard to Mr. Kasper, 4,625 shares that may be acquired upon the exercise of stock options; with regard to Ms. Marshall, 2,750 shares that may be acquired upon the exercise of stock options; with regard to Mr. Bell, 4,625 shares that may be acquired upon the exercise of stock options; with regard to Mr. Turek, 12,875 shares that may be acquired upon the exercise of stock options and 64,500 shares that are owned by Mr. Turek's wife; with regard to Mr. Wells, 53,375 shares that may be acquired upon the exercise of stock options and 111,000 shares that are owned by Mr. Wells' wife; with regard to Mr. Wingfield, 6,625 shares that may be acquired upon the exercise of stock options; and with regard to Mr. Nichols, 3,000 shares that may be acquired upon the exercise of stock options.

(3) The address of Messrs. Wells and Turek, who are the only persons known by management of the Company to be the beneficial owners of more than five percent of the Company's Common Stock, is 10830 Millington Court, Cincinnati, Ohio 45242.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company conducts its business through meetings of the full Board and through committees of the Board, including standing Audit, Compensation, Directors Stock Incentive Plan and Executive Committees. During 1997, the Board of Directors held three meetings, the Audit Committee held one meeting and the Compensation Committee held one meeting. The Directors Stock Incentive Plan Committee and the Executive Committee did not meet. Each director attended at least 75% of all meetings of the full Board of Directors and of each committee of the Board of which he or she is a member.

         The Audit Committee is responsible for reviewing with the Company's independent auditors their audit plan, the scope and results of their audit engagement and the accompanying management letter, if any; reviewing the scope and results of the Company's internal auditing procedures; consulting with the independent auditors and management with regard to the Company's accounting methods and the adequacy of its internal accounting controls; approving professional services provided by the independent auditors; reviewing the independence of the independent auditors; and reviewing the range of the independent auditors' audit and non-audit fees. The Audit Committee is composed of Gary S. Bell, H. Jean Marshall and John J. Wingfield (Chair).

         The Compensation Committee is responsible for setting the compensation of the Chairman of the Board and the President, ratifying the compensation of all other officers and general wage and salary limits of employees, and administering and interpreting the Company's 1994 Stock Incentive Plan. The Compensation Committee is composed of Gary S. Bell (Chair), H. Jean Marshall and John J. Wingfield.

         The Directors Stock Incentive Plan Committee is responsible for administering and interpreting the Company's 1994 Directors Stock Incentive Plan. The Directors Stock Incentive Plan Committee is composed of H. Jean Marshall (Chair), Edmund F. Turek and L. Rogers Wells, Jr.

         The Executive Committee is authorized, within certain limits, to exercise all of the authority of the Board of Directors during the interval between Board meetings. The Executive Committee is composed of L. Rogers Wells, Jr. (Chair), Edmund F. Turek and Gary S. Bell.

         The Board of Directors as a whole functions as a nominating committee to select management's nominees for election as directors of the Company. The Board of Directors will consider nominees recommended by stockholders if submitted to the Company in accordance with the procedures set forth in Section
2.3 of the Bylaws of the Company. See "Stockholders' Proposals for 1999 Annual Meeting" below.

DIRECTOR COMPENSATION

         Directors who are not employees of the Company receive a fee of $1,000 for each meeting of the Board of Directors or committee thereof attended in person (rather than by telephone). Directors who are employees of the Company receive no directors' fees. The Company paid a total of $10,000 in directors' fees in 1997.

         Additionally, the Company's 1994 Directors Stock Incentive Plan (the "DSIP") provides for the issuance of up to a total of 60,000 shares of Common Stock of the Company to the non-employee directors of the Company. Shares may be issued upon the exercise of stock options granted under the DSIP, and restricted shares of Common Stock also may be awarded under the DSIP. Restricted shares are shares that are subject to forfeiture unless certain conditions are met. The exercise price of all stock options granted under the DSIP is the fair market value of the Company's Common Stock on the date of grant of the respective stock options. All stock options and restricted shares are granted or awarded subject to a vesting schedule which provides for the vesting each year for a period of four years, subject to the recipient's continued service with the Company, of 25% of the options or shares subject to each grant or award. The Directors Stock Incentive Plan Committee determines the recipients, the amount, form and timing, and certain other terms of options and restricted shares granted or awarded under the DSIP. Upon a "Change of Control" of the Company (as such term is defined in the DSIP), all vesting and other restrictions applicable to outstanding stock options and restricted shares granted under the DSIP will be deemed waived or satisfied without action by the Company, the Directors Stock Option Plan Committee or the recipients.

         Each non-employee member of the Board of Directors -- Gary S. Bell, Kazmier J. Kasper and John J. Wingfield -- was granted options in 1994 for the purchase of 5,000 shares of Common Stock and was granted additional options in each of 1995, 1996 and 1997 for the purchase of 1,000 shares, 1,500 shares and 2,500 shares, respectively, of Common Stock. The exercise price of each of these options was equal to the fair market value of the Company's Common Stock on the date of grant. All of these options expire ten years from the date of grant.

ADDITIONAL INFORMATION

         For additional information that should be considered with regard to the election of directors, see "Executive Compensation," "Certain Transactions" and "Section 16(a) Beneficial Ownership Reporting Compliance" below.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

         The following table summarizes by various categories, for the fiscal years ended December 31, 1995, 1996 and 1997, the total compensation earned by the Company's Chief Executive Officer, and by each other executive officer of the Company who received salary and bonus in excess of $100,000 from the Company for 1997, for services rendered by them in all capacities to the Company for 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                                  LONG-TERM
                                                                                                 ------------
                                                                                                 COMPENSATION
                                                                                                 ------------
                                                          ANNUAL COMPENSATION(1)                    AWARDS
                                                      ------------------------------             ------------
                                                                                                  SECURITIES
                                                                                                  UNDERLYING
NAME AND PRINCIPAL POSITION           YEAR            SALARY($)             BONUS($)               OPTIONS(#)
---------------------------           ----            ---------             --------             ------------
L. Rogers Wells, Jr.                  1997            $150,000              $    -0-                2,500
  Chairman of the Board and           1996            $150,000              $ 1,500                 1,500
  Chief Executive Officer             1995             132,692                   -0-               71,000(2)

Edmund F. Turek(3)                    1997            $120,000              $    -0-                2,500
  Vice Chairman                       1996             120,000              $ 1,500                 1,500
                                      1995             120,000                   -0-                1,000

David F. Nichols(3)                   1997             104,385              $ 4,000                 2,500
  President


-----------------

(1) Excludes any perquisites and other personal benefits received, the total value of which did not exceed 10% of the total annual salary and bonus for the respective executive officers. See also "Employment Agreements" below.

(2) In accordance with the terms of the Company's 1994 Stock Incentive Plan, options for the purchase of 70,000 shares of Common Stock which were granted to Mr. Wells in April 1994 were canceled in October 1994 when he resigned as Chairman of the Board and Chief Executive Officer of the Company. When Mr. Wells was re-elected as Chairman of the Board and Chief Executive Officer in February 1995, the Company granted replacement options for 70,000 shares to Mr. Wells.

(3) In May 1997, the Board of Directors appointed Mr. Nichols as President of the Company and Mr. Turek as Vice Chairman.

EMPLOYMENT AGREEMENTS

         The Company entered into employment agreements with L. Rogers Wells, Jr. effective as of February 1, 1995, the date of his re-election as Chairman of the Board and Chief Executive Officer and with Edmond F. Turek effective as of April 21, 1994. The employment agreement with Mr. Wells provides for his employment as Chairman of the Board and Chief Executive Officer of the Company for three years at an annual salary of $150,000. Mr. Wells' employment agreement contains a noncompete provision that applies for a period of one year and a nondisclosure provision that applies for a period of three years following termination of employment. Mr. Turek's agreement provided for his employment as President of the Company for three years at an annual salary of $120,000. Mr. Turek's employment agreement expired in April 1997 and was not renewed.

STOCK OPTIONS

         The Company's 1994 Stock Incentive Plan (the "SIP") provides for the issuance of up to 260,000 shares of Common Stock to officers, employees, consultants and other supporters (such as suppliers) of the Company. Shares may be issued upon the exercise of incentive stock options or nonqualified stock options granted under the SIP, and restricted shares of Common Stock also may be awarded under the SIP. Restricted shares are shares that are subject to forfeiture unless certain conditions are met. The exercise price of all stock options granted under the SIP is the fair market value of the Company's Common Stock on the date of grant of the respective stock options. All stock options and restricted shares are granted or awarded subject to a vesting schedule which provides for the vesting each year for a period of four years, subject to the recipient's continued employment with or service to the Company, of 25% of the options or shares subject to each grant or award. The Compensation Committee determines the recipients, the amount, form and timing, and certain other terms of options and restricted shares granted or awarded under the SIP. Upon a "Change of Control" of the Company (as such term is defined in the SIP), all vesting and other restrictions applicable to outstanding stock options and restricted shares granted under the SIP will be deemed waived or satisfied without action by the Company, the committee administering the SIP or the recipients.

         The following table sets forth information regarding the number, terms and potential realizable value of all stock options granted to Messrs. Wells, Turek and Nichols during 1997. The amounts shown as potential realizable values of the options identified in the table are based on assumed annualized rates of appreciation in the price of the Common Stock of 5% and 10% over the term of the options, as set forth in rules of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock. There can be no assurance that the potential realizable values reflected in the table will be achieved.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE
                                            % OF TOTAL                                      VALUE AT ASSUMED
                           NUMBER OF        OPTIONS                                         ANNUAL RATES OF STOCK
                           SECURITIES       GRANTED TO    EXERCISE                          PRICE APPRECIATION
                           UNDERLYING       EMPLOYEES     OR BASE                           FOR OPTION TERM
                           OPTIONS          IN FISCAL     PRICE           EXPIRATION        ---------------------
NAME                       GRANTED(#)(1)    YEAR          ($/SHARE)       DATE              5%($)           10%($)
----                       ------------     ----------    ---------       ----------        -----           -----
L. Rogers Wells, Jr.         2,500          15%           $8.00           12/31/2007       $32,579         $51,874
Edmund F. Turek              2,500          15             8.00           12/31/2007        32,579          51,874
David F. Nichols             2,500          15             8.00           12/31/2007        32,579          51,874


-----------------

(1) In accordance with the vesting schedule set forth in the SIP, 25% of these options will first become exercisable one year from the date of grant (December 31, 1997) and an additional 25% of these options will become exercisable annually for a period of three years thereafter, with all options being vested on December 31, 2001.

         No stock options were exercised by Messrs. Wells, Turek or Nichols during 1997. The following table sets forth information regarding the number and value of all of the unexercised stock options held by Messrs. Wells, Turek and Nichols as of December 31, 1997.

                          FISCAL YEAR END OPTION VALUES


                           NUMBER OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED IN-THE-MONEY
                      UNEXERCISED OPTIONS AT FISCAL YEAR END         OPTIONS AT FISCAL YEAR END(1)
                      --------------------------------------         --------------------------
         NAME               EXERCISABLE/UNEXERCISABLE                 EXERCISABLE/UNEXERCISABLE
         ----               -------------------------                 -------------------------

L. Rogers Wells, Jr.              53,375/76,000                                $375/$1,500
Edmund F. Turek                   12,875/21,000                                $375/$1.500
David F. Nichols

----------------

(1) Such value is computed by subtracting the option exercise price from the market price of the Common Stock on December 31, 1997 and multiplying that figure by the total number of unexercised options.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         This report by the Compensation Committee of the Board of Directors (the "Committee") discusses the Committee's compensation objectives and policies applicable to the Company's executive officers. The report reviews the Committee's policy generally with respect to the compensation of all executive officers as a group for 1997 and specifically reviews the compensation established for the Company's Chief Executive Officer for 1997. Except for H. Jean Marshall, the Committee is composed entirely of non-employee directors of the Company.

         COMPENSATION POLICY FOR EXECUTIVE OFFICERS

         The Company's compensation policies for its executive officers are intended to create a direct relationship between the level of compensation paid to its executives and the Company's current and long-term level of performance. The Committee believes that this relationship is best implemented by providing a compensation package consisting of a base salary and long-term incentive compensation in the form of stock options.

         The base salaries for the Company's executive officers for 1997 were established by the Committee and based on the recommendation of the Chief Executive Officer of the Company. The salaries recommended by the Chief Executive Officer were based on his subjective evaluation of each executive officer's performance during 1996 and their anticipated value to the Company in 1997.

         In anticipation of the Company's initial public offering of Common Stock, the Board of Directors in March 1994 approved three-year employment agreements with the Chief Executive Officer (Mr. Wells) and the then President of the Company (Mr. Turek), approved the SIP and established the Committee. The salaries established in the employment agreements were intended to be relatively modest when compared to the base salaries of officers in corresponding positions at other companies in the manufacturing and gaming industries. Effective as of February 1, 1995, the Company entered into another three-year employment agreement with Mr. Wells at the same relatively modest base salary.

         To establish a direct link between employee performance and stockholder value, the Committee provides incentive for extraordinary performance by the Company's executive officers through the annual award of stock options under the SIP to the executive officers (as well as other employees) of the Company.

Through these stock options, opportunities for significant compensation by the Company's executive officers are tied directly to increases in the price of the Company's Common Stock. The options granted under the SIP have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and, to encourage a long-term perspective by the employee, have an exercise period of ten years. The amount of options awarded to the executive officers in 1997 was based on the Committee's subjective determination of each executive officer's potential ability to positively impact the Company's performance and the price of the Common Stock. In December 1997, the Committee granted options for the purchase of a total of 11,500 shares of Common Stock to the executive officers of the Company (including the Chief Executive Officer) as a group. The options granted were at a price of $8.00 per share. The exercise price of all of these options was equal to the closing price of the Company's Common Stock on the American Stock Exchange on the date of grant. Information regarding stock options granted to certain executive officers during 1997 and the value of all unexercised stock options held by them as of December 31, 1997 is set forth under the captions "Executive Compensation - Stock Options - Option Grants in Last Fiscal Year" and "Executive Compensation - Stock Options - Fiscal Year End Option Values."

         CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Wells served as Chairman of the Board and Chief Executive Officer of the Company without compensation from the date of his election in October 1993 to the date of completion of the Company's initial public offering in April 1994. In connection with the Board's approval of Mr. Wells' first employment agreement in March 1994, the Board believed that it was appropriate, particularly in view of the Company's future status as a publicly held corporation, for the Company to begin paying Mr. Wells a salary as compensation for his services. Mr. Wells' original compensation package was designed to consist of a relatively modest salary of $150,000 per year for the three year term of the employment agreement but, through the grant to him of a large number of stock options (70,000), the opportunity to realize significantly increased compensation if and to the extent that the Company's performance resulted in an increase in the price of the Company's Common Stock. The Committee considered these same factors when, in 1995, it again established Mr. Wells' base salary in his second employment agreement at $150,000.

         The decision regarding Mr. Wells' base salary was not based on compensation amounts and forms paid to persons in comparable roles performing at comparable levels at other companies in the same or related industries. Instead, Mr. Wells' salary amount reflects the subjective discretion of the Compensation Committee, based on its evaluation of the expected positive contribution of Mr. Wells to the Company's future financial performance. Similarly, the number of stock options granted by the Committee to Mr. Wells in 1997 was determined by the Committee's subjective belief that Mr. Wells can significantly improve the Company's financial performance in the future. Through the grant of stock options, any compensation realized by Mr. Wells as a result of an improvement in the Company's financial performance will be the result of an increase in the price of the Company's Common Stock and therefore will be tied directly to an increase in overall stockholder value.

         SECTION 162(M) OF THE INTERNAL REVENUE CODE

         It is the responsibility of the Committee to address the issues raised by provisions of the tax laws which make certain non-performance-based compensation in excess of $1,000,000 to executives of public companies non-deductible to these companies. The Committee has reviewed the issues applicable to the Company and has determined that it is not necessary for the Company to take any action at this time with regard to this limit.

                                                          COMPENSATION COMMITTEE
                                                                Gary S. Bell
                                                               H. Jean Marshall
                                                              John J. Wingfield

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         A principal function of the Committee is to establish the compensation of the Chairman of the Board, the President and the other executive officers of the Company. Until May 1997, a member of the Committee, H. Jean Marshall, served as Vice President - Marketing of the Company. Another member of the Committee, Gary S. Bell, served during 1997 as the Secretary and the Treasurer of the Company (in a non-employee capacity) and also served as the Chief Financial Officer of International Investments, Inc. ("III"), a company owned by Mr. L. Rogers Wells, Jr. Mr. Wells is Chairman of the Board and Chief Executive Officer of the Company. During 1997, III provided management and administrative support services to the Company to permit the Company to focus primarily on manufacturing machines and maintaining service, technical assistance and parts replacement. These services were provided by salaried as well as contract employees of III, and the Company reimbursed III for its actual out-of-pocket costs in compensating these employees (which amounts are believed by the Company to approximate the general market compensation levels of other similarly qualified persons) and for out-of-pocket expenses incurred by III on behalf of the Company. There is no written agreement between the Company and III for these services. For 1997 the Company paid $36,000 to III for these services, all of which related to services by Mr. Bell.

                              CERTAIN TRANSACTIONS

         Algonquin Industries, Inc., of which Mr. Kazmier J. Kasper, a director of the Company, is President and owner, sells to the Company certain components of the burster mechanisms and other dispensing mechanisms used in the Company's machines. During 1997, the Company paid $2,996,000 to Algonquin Industries for burster and other dispensing mechanisms, and the Company currently plans to continue purchasing all of such mechanisms from Algonquin Industries. The Company believes that such purchases are on terms no less favorable than those obtainable from unaffiliated third parties.

                             STOCK PERFORMANCE GRAPH

         The Company's Common Stock began trading on the American Stock Exchange on April 14, 1994. The following performance graph and the accompanying table compare the cumulative total stockholders' return on the Company's Common Stock with the American Stock Exchange (the "AMEX") Stock Market Index (U.S. Companies) and an AMEX published index of U.S. and foreign manufacturers of industrial and commercial machinery and computer equipment (SIC Codes 3500-3599) whose stock traded on the AMEX (the "AMEX Machine and Computer Manufacturers Index"), assuming that $100 was invested on April 14, 1994 in each of the Company's Common Stock and the two AMEX indices and also assuming dividend reinvestment.

    COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS ON COMPANY COMMON STOCK VS. AMEX STOCK MARKET INDEX AND AMEX MACHINE AND COMPUTER MANUFACTURERS INDEX

CRSP TOTAL RETURNS INDEX FOR:           12/31/92       12/31/93       12/30/94       12/29/95       12/31/96       12/31/97
Interlott Technologies, Inc.                                             72.9           69.8           58.3           66.7
AMEX Stock Market (US Companies)          92.5           108.8          101.4          130.5          132.6          165.8
AMEX Stocks (SIC 3500-3599 US
  Companies) Industrial and commerical
  machinery and computer equipment        98.3           101.8          102.2          127.8          101.6          104.1

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the Securities and Exchange Commission thereunder require the Company's directors and executive officers and any persons who beneficially own more than 10% of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of their ownership of the Company's Common Stock and subsequent reports of changes in such ownership with the Securities and Exchange Commission and the American Stock Exchange. Directors, executive officers and persons beneficially owning more than 10% of the Company's Common Stock are required by applicable regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received by it and written representations that no other reports were required of those persons, the Company believes that during 1997, all of its directors, executive officers and beneficial owners of more than 10% of its Common Stock complied with applicable Section 16(a) filing requirements.


PROPOSAL 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors of the Company, upon the recommendation of the Audit Committee, has appointed the firm of KPMG Peat Marwick LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 1998 and has directed that such appointment be submitted to the stockholders of the Company for ratification at the Annual Meeting. KPMG Peat Marwick LLP has served as independent auditors of the Company since 1993 and is considered by management of the Company to be well qualified. If the stockholders do not ratify the appointment of KPMG Peat Marwick LLP, the Board of Directors will reconsider the appointment.

         Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                 STOCKHOLDERS' PROPOSALS FOR 1999 ANNUAL MEETING

         Director nominations and other proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be submitted to the Company in accordance with the procedures set forth in Sections 2.3 and 1.1, respectively, of the Bylaws of the Company and in accordance with applicable rules of the Securities and Exchange Commission. The effect of these provisions is that stockholders must submit such nominations and proposals, together with certain related information specified in the above-referenced sections of the Bylaws, in writing to the Company on or before December 9, 1998 in order for such matters to be included in the Company's proxy materials for, and voted upon at, the 1999 Annual Meeting. All such proposals, nominations and related information should be submitted on or before such date by certified mail, return receipt requested, to the Secretary of the Company, 10830 Millington Court, Cincinnati, Ohio 45242. A copy of the above-referenced sections of the Bylaws will be provided upon request in writing to the Secretary of the Company at such address.

              OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

         The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

                                             By Order of the Board of Directors.




                                             Gary S. Bell
                                             Secretary

Cincinnati, Ohio
April 9, 1998

                                -----------------

         The Company's 1997 Annual Report, which includes audited financial statements, has been mailed to stockholders of the Company with these proxy materials. The Annual Report does not form any part of the material for the solicitation of proxies.

                      (This page intentionally left blank)

                                                                        APPENDIX

REVOCABLE PROXY
                                  COMMON STOCK
                          INTERLOTT TECHNOLOGIES, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 1998 ANNUAL MEETING OF
                                 STOCKHOLDERS.

    The undersigned hereby appoints Jerome J. Cain and David F. Nichols, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of Interlott Technologies, Inc. (the "Company") which the undersigned is entitled to vote at the 1998 Annual Meeting of Stockholders of the Company, to be held at the Holiday Inn Cincinnati North located at I-275 and Route 42 (Exit 46), Cincinnati, Ohio, on Thursday, May 7, 1998 at 10:00 a.m., local time, and at any and all adjournments thereof, as indicated below.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

 1.  The election of Kazmier J. Kasper and H. Jean Marshall as directors to serve until the 2001 Annual Meeting of Stockholders and until their successors are elected and qualified.
     [ ]   FOR ALL NOMINEES listed below (except as                [ ]   WITHHOLD AUTHORITY to vote for all
           marked to the contrary below)                                 nominees listed below
     INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST
     BELOW.
                                              KAZMIER J. KASPER, H. JEAN MARSHALL
 2.
     The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending December
     31, 1998.
         [ ]  FOR                 [ ]  AGAINST               [ ]  ABSTAIN

    In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any adjournments thereof.

  PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED PREPAID
                                   ENVELOPE.

          (Continued, and to be signed and dated, on the reverse side)

                          (Continued from other side)
                  PROXY -- SOLICITED BY THE BOARD OF DIRECTORS

    THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE PROXIES "FOR" THE ELECTION OF THE TWO NOMINEES NAMED IN PROPOSAL 1 AND "FOR" PROPOSAL 2. If any other business is presented to a vote of the stockholders at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented to a vote of the stockholders at the Annual Meeting.

    If the undersigned elects to withdraw this proxy card on or before the time of the Annual Meeting or any adjournments thereof and notifies the Secretary of the Company at or prior to the Annual Meeting of the decision of the undersigned to withdraw this proxy card, then the power of said proxies shall be deemed terminated and of no further force and effect. If the undersigned withdraws this proxy card in the manner described above and prior to the Annual Meeting does not submit a duly executed and subsequently dated proxy card to the Company, the undersigned may vote in person at the Annual Meeting all shares of Common Stock of the Company owned by the undersigned as of the record date, April 2, 1998.

                                                    Please mark, date and sign
                                                exactly as your name appears on
                                                this proxy card. When shares are
                                                held jointly, both holders
                                                should sign. When signing as
                                                attorney, executor,
                                                administrator, trustee or
                                                guardian, please give your full
                                                title. If the holder is a
                                                corporation or a partnership,
                                                the full corporate or
                                                partnership name should be
                                                signed by a duly authorized
                                                officer.

                                                Date:                     , 1998
                                                     ---------------------

                                                --------------------------------
                                                           Signature

                                                --------------------------------
                                                   Signature, if shares held
                                                            jointly

                                                Do you plan to attend the Annual
                                                Meeting? YES [ ] NO [ ]